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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/S-8 (File No. 33-48889), Form S-8 (Files No. 33-67456, 33-86152 and 33-96114), Form S-3 (File No. 33-92796) and Form S-8 (File No.
33-65357) of i-STAT Corporation of our report dated February 6, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.




/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 30, 2001